EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2017, with respect to the financial statements included in the Annual Report of Entravision Communications Corporation 2001 Employee Stock Purchase Plan on Form 11-K for the year ended December 31, 2016.  We consent to the incorporation by reference of said report in the Registration Statement of Entravision Communications Corporation on Forms S-8 ((i) File No. 333-54438, (ii) File No. 333-82718, (iii) File No. 333-125279, and (iv) File No. 333-159599).

/s/ GRANT THORNTON LLP

Los Angeles, California

March 30, 2017